UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 29, 2020

Commission File Number:  021-214723

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
46-4993860
(IRS Employer Identification No.)

760 Parkside Ave., Suite 304, Brooklyn, New York 11226
(Address of principal executive offices)

646-699-7855
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ x ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Common Stock, par value $0.0001 per share
Trading Symbol(s)
AZRX
Name of exchange on which registered
Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 29, 2020, Mr. Johan (Thijs) Spoor provided AzurRx BioPharma, Inc. (the "Company") with notice of his resignation from the Company's board of directors, effective immediately. The resignation of Mr. Spoor was not due to any disagreement on any matter relating to the Company's operations, policies or practices.

In addition, Mr. Spoor also forfeited the right to receive 241,667 earned, but unissued shares of restricted stock in connection with his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date:   May 1, 2020
By:	/s/ James Sapirstein

Name: James Sapirstein
Title: President and Chief Executive Officer